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                           [J.M.Cohn,LLP Letterhead]


March  13,  2003

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

Gentlemen:

We have read Item 4 of the Form 8-K/A dated March 12, 2003 of RCM Interests, Inc. and are in agreement with the statements relating to J.H. Cohn, LLP contained therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.



                              J.H.  Cohn,  LLP

                              By: /S/ Alan  P.  Markowitz
                                 ---------------------------
                              Alan  P.  Markowitz,  CPA

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